UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2006

CENTER BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	2-81353	52-1273725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2455 Morris Avenue, Union, New Jersey		07083
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

On May 5, 2006, the Audit Committee of the Board of Directors of Center Bancorp, Inc. (the “Company”) approved the dismissal of KPMG LLP (“KPMG”) as the Company’s principal accountants and appointed Beard Miller Company LLP as the Company’s principal accountants.

During the years ended December 31, 2004 and 2005, and the subsequent period through the date of this report, there were (1) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of such disagreements in connection with KPMG’s report on the Company’s financial statements for the years ended December 31, 2004 and 2005 or (2) other than with respect to the material weakness described below, no “reportable events” (as defined in Item 304(a)(v) of regulation S-K). Further, the audit reports of KPMG on the consolidated financial statements of Center Bancorp, Inc. and subsidiary as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

KPMG’s audit report on the consolidated financial statements of Center Bancorp, Inc. and subsidiary as of and for the years ended December 31, 2005 and 2004 contained the following statement:

“We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Center Bancorp, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 8, 2006 expressed an unqualified opinion on management’s assessment of, and an adverse opinion on the effective operation of, internal control over financial reporting.”

In connection with its preparation of its consolidated financial statements as of and for the years ended December 31, 2005 and 2004, the Company identified a material weakness in internal control over financial reporting as of December 31, 2005 related to accounting for income taxes. Specifically, the Company did not employ an adequate number of skilled personnel in its tax department to prepare the reconciliation of internal tax schedules to the general ledger and supporting documentation in a timely manner, and there was inadequate and ineffective analysis and management review of the relevant documentation supporting the deferred tax accounts related to the accounting for an acquisition of a business. As a result, material misstatements were identified in the Company’s deferred tax assets and liabilities and income tax expense accounts. Further, there was more than a remote likelihood that a material misstatement of the Company’s interim or annual financial statements would not be prevented or detected.

The Company’s Audit Committee discussed the above-mentioned material weakness with KPMG. KPMG is authorized by the Company to fully respond to the inquiries of Beard Miller Company LLP concerning the above-mentioned material weakness.

The Company has requested KPMG to furnish a letter, pursuant to Item 304(a)(3), addressed to the Securities and Exchange Commission, stating whether it agrees with the above statements. A copy of that letter is attached as an exhibit to this Report.

During the Company’s two most recent fiscal years ended December 31, 2005 and December 31, 2004, and in the subsequent interim period through the date of this Current Report on Form 8-K, the Company did not consult with Beard Miller Company LLP regarding (1) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements or (2) any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 16.1 - Letter of KPMG LLP.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER BANCORP, INC.

By:	/s/ John J. Davis
Name: John J. Davis
Title: President and Chief Executive Officer

Dated: May 16, 2006

EXHIBIT INDEX

Exhibit 16.1 - Letter of KPMG LLP.